UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2007

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Just prior to the Board meeting of November 14, 2007, Donald R. Beall and Giuseppe Zocco each informed Dwight W. Decker, Chairman of the Board of Conexant Systems, Inc. (the "Company"), and Daniel A. Artusi, the Company's President and Chief Executive Officer, of their respective desires to resign from the Board of Directors in order to have more time to pursue their respective other interests. On November 14, 2007, the Board accepted Messrs. Beall and Zocco’s resignations, which will be effective November 15, 2007, and reduced the size of the Board by two directors from ten to eight, effective November 15, 2007.

Compensation Actions

On November 14, 2007, the Compensation and Management Development Committee of the Board of Directors (the "Committee") of Conexant Systems, Inc. took the following actions:

(1) adopted the 2008 Peak Performance Incentive Plan;
(2) authorized the minimum guaranteed bonus payment from the 2007 Peak Performance Incentive Plan for Daniel A. Artusi, President and Chief Executive Officer; and
(3) discontinued participant investment into the Company’s deferred compensation program.

2008 Peak Performance Incentive Plan

On November 14, 2007, the Committee adopted the 2008 Peak Performance Incentive Plan ("2008 Plan"), an annual broad-based employee bonus program, for the fiscal year ending October 3, 2008. All Named Executive Officers and employees worldwide are eligible to participate in the 2008 Plan, except for employees who participate in the Company’s Sales Incentive Plan or employees who are subject to a separate bonus plan. Each eligible employee, including the Named Executive Officers, is eligible to receive an annual bonus award based upon the employee’s bonus target, the employee’s performance during fiscal 2008, and the size of an incentive pool that the Committee approves for the payment of bonuses for fiscal 2008 performance. At the end of fiscal 2008, the Committee, in its sole discretion, will determine the size of the incentive pool. In exercising its discretion to determine the size of the incentive pool, if any, the Committee will consider all circumstances then existing that it deems relevant, including, but not limited to, the achievement of certain fiscal 2008 core operating profit goals, market conditions, forecasts and anticipated expenses to be incurred or payable during fiscal 2008. The Committee, in its sole discretion, may increase or decrease individual awards from the target levels, based on individual performance and available incentive pool.

The above description of certain terms and conditions of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is attached to this Report as Exhibit 10.1 and incorporated herein by reference.

2007 Minimum Guaranteed Peak Performance Incentive Payout

On June 25, 2007, the Company announced that the Board of Directors had elected Daniel A. Artusi as President and Chief Executive Officer and as a director of the Company. The Company and Mr. Artusi have entered into an employment agreement setting forth the terms and conditions of Mr. Artusi’s employment as President and Chief Executive Officer. Pursuant to the agreement, Mr. Artusi is eligible for an annual performance bonus for fiscal year 2007 as determined by the Board of Directors or the Compensation Committee. The agreement provides that Mr. Artusi will receive a bonus of not less than $150,000 for fiscal year 2007. On November 14, 2007, the Compensation Committee determined that Mr. Artusi’s bonus award for fiscal year 2007 will be $150,000, which is expected to be paid in December.

Discontinuation of Investment into the Deferred Compensation Program

In an effort to reduce cost of administration, and streamline executive perquisites, on November 14, 2007, the Committee determined it would suspend all future contributions for plan participants into the Deferred Compensation Plan II. Participants will continue with distributions as previously elected under the plan.

Item 9.01 Financial Statements and Exhibits.

10.1 2008 Peak Performance Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

November 14, 2007	By:	Karen Roscher

Name: Karen Roscher
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	2008 Peak Performance Incentive Plan